Exhibit 16.1

May 7, 2014

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street North East

Washington, DC 20549

Re: LiveDeal, Inc.

Commission File Number 001-33937

We have read the statements that we understand LiveDeal, Inc. will include in Item 4.01 of Form 8K dated May 7, 2014 that it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/s/ Kabani & Company, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, CA